  AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JULY 12, 1996.

                                                REGISTRATION NO. 333-06763
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                               ----------------
                                THE KROGER CO.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                               ----------------
                 OHIO                                31-0345740
    (STATE OR OTHER JURISDICTION OF               (I.R.S. EMPLOYER
    INCORPORATION OR ORGANIZATION)               IDENTIFICATION NO.)
                               1014 VINE STREET
                            CINCINNATI, OHIO 45202
                                (513) 762-4000
         (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                               ----------------
                             PAUL W. HELDMAN, ESQ.
                 VICE PRESIDENT, SECRETARY AND GENERAL COUNSEL
                                THE KROGER CO.
                               1014 VINE STREET
                            CINCINNATI, OHIO 45202
                                (513) 762-4000
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                  INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                               ----------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
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
                                                PROPOSED
                                                 MAXIMUM            AMOUNT OF
           TITLE OF SECURITIES                  AGGREGATE         REGISTRATION
             TO BE REGISTERED               OFFERING PRICE(1)          FEE
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
Debt Securities...........................   $744,226,000(2)     $256,629.65(3)
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
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(1) Estimated solely for purposes of determining the amount of the registration fee.
(2) In U.S. dollars or equivalent thereof.

(3) This Amendment includes $244,226,000 of Securities registered pursuant to Registration No. 33-64192 carried forward pursuant to Rule 429. The registration fee attributable to those Securities is $84,215.86. Also includes $172,413.79 previously paid.
                               ----------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.
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

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY SUCH STATE.                                                               +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
                   SUBJECT TO COMPLETION, DATED JUNE 25, 1996

                                 THE KROGER CO.

                                DEBT SECURITIES

                                  -----------

  The Kroger Co. (together with its consolidated subsidiaries, the "Company") may offer for sale from time to time, in one or more series up to $744,226,000 aggregate principal amount of its debt securities (the "Debt Securities") on terms determined at the time of sale. The specific designation, aggregate principal amount, authorized denominations, purchase price, initial public offering price, maturity, rate (which may be fixed or variable) and time of payment of any interest, any redemption terms or other specific terms and any listing on a securities exchange of any Debt Securities offered, in respect of which this Prospectus is being delivered, will be set forth in the accompanying Prospectus Supplement (the "Prospectus Supplement"), together with the terms for the offering of the Debt Securities. At the option of the Company, Debt Securities may be issued as Senior Debt Securities or as Subordinated Debt Securities. This Prospectus may not be used to consummate the sale of Debt Securities unless accompanied by a Prospectus Supplement.

  The Debt Securities may be sold in one or more transactions directly, through agents designated from time to time, or through underwriters or dealers, which may be a group of underwriters represented by underwriters' representatives. If any agents of the Company or any underwriters are involved in the sale of the Debt Securities, the names of such agents or underwriters, the principal amount, if any, to be purchased by the underwriters and any applicable commissions or discounts will be set forth in the Prospectus Supplement. The net proceeds to the Company from each sale will also be set forth in the Prospectus Supplement. As used herein, Debt Securities shall include securities denominated in United States dollars or, at the option of the Company if so specified in the Prospectus Supplement, in any other currency or in composite currencies or in amounts determined by reference to an index.

  SEE "RISK FACTORS" AT PAGE 3 HEREIN FOR CERTAIN INFORMATION RELEVANT TO AN INVESTMENT IN THE DEBT SECURITIES.

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HASTHE SECURITIES
 AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                 THE DATE OF THIS PROSPECTUS IS          , 1996

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 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-
SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                               -----------------

                               TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----
Available Information......................................................   2
Incorporation of Certain Documents by Reference............................   2
Risk Factors...............................................................   3
The Company................................................................   4
Consolidated Ratio of Earnings to Fixed Charges............................   4
Use of Proceeds............................................................   4
Description of the Credit Agreement........................................   5
Description of Debt Securities.............................................  11
Plan of Distribution.......................................................  15
Validity of Debt Securities................................................  16
Experts....................................................................  16

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                               $744,226,000

                                THE KROGER CO.

                                DEBT SECURITIES

                               -----------------

                                     LOGO

                               -----------------


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

                                   SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-3 AND HAS DULY CAUSED THIS AMENDMENT NO. 1 TO REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF CINCINNATI, STATE OF OHIO, ON JULY 12, 1996.

                                         The Kroger Co.

                                                /s/ Bruce M. Gack
                                         By____________________________________
                                            BRUCE M. GACK ASSISTANT SECRETARY

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

             SIGNATURES                       TITLE

     */s/ Reuben V. Anderson           Director
- -------------------------------------
         REUBEN V. ANDERSON

    */s/ Raymond B. Carey, Jr.         Director
- -------------------------------------
        RAYMOND B. CAREY, JR.

      */s/ John L. Clendenin           Director
- -------------------------------------
          JOHN L. CLENDENIN

       */s/ David B. Dillon            Director, President
- -------------------------------------   and
           DAVID B. DILLON              Chief Operating
                                        Officer

      */s/ Richard W. Dillon           Director
- -------------------------------------
          RICHARD W. DILLON

      */s/ John T. LaMacchia           Director
- -------------------------------------
          JOHN T. LAMACCHIA

       */s/ Edward M. Liddy            Director
- -------------------------------------
           EDWARD M. LIDDY

    */s/ Patricia Shontz Longe         Director
- -------------------------------------
        PATRICIA SHONTZ LONGE

             SIGNATURES                         TITLE


     */s/ W. Rodney McMullen            Group Vice President
- -------------------------------------    and Chief Financial
         W. RODNEY MCMULLEN              Officer

   */s/ T. Ballard Morton, Jr.          Director
- -------------------------------------
       T. BALLARD MORTON, JR.

      */s/ Thomas H. O'Leary            Director
- -------------------------------------
          THOMAS H. O'LEARY

         */s/ John D. Ong               Director
- -------------------------------------
             JOHN D. ONG

     */s/ Katherine D. Ortega           Director
- -------------------------------------
         KATHERINE D. ORTEGA

      */s/ Joseph A. Pichler            Chairman of the
- -------------------------------------    Board of Directors,
          JOSEPH A. PICHLER              Chief Executive
                                         Officer, and
                                         Director

    */s/ J. Michael Schlotman           Vice President and
- -------------------------------------    Corporate
        J. MICHAEL SCHLOTMAN             Controller--
                                         Principal
                                         Accounting Officer

                                        Director
- -------------------------------------
        MARTHA ROMAYNE SEGER

                                        Director
- -------------------------------------
           JAMES D. WOODS

         /s/ Bruce M. Gack
*By _________________________________                           July 12, 1996
   BRUCE M. GACK AS ATTORNEY-IN-FACT

                                      II-4